Florida Power Corporation
                                              3201 34th Street South
                                             St. Petersburg, FL 33711
                                                  (813) 866-5153

                                                                   Exhibit 5

                                                  April 16, 1996



Florida Power Corporation
3201 34th Street South
St. Petersburg, Florida 33711

         Re:  Issuance and Sale of Medium-Term Notes, Series B.

Ladies and Gentlemen:

         As Vice President, General Counsel and Secretary of Florida Power Corporation (the "Company"), I have acted as counsel to the Company in connection with the proposed issuance and sale of up to $130,700,000 aggregate principal amount of the Company's Medium-Term Notes, Series B (the "New Notes") in one or more issues, and the registration of the New Notes under the Securities Act of 1933, as amended. The New Notes will be issued under the Indenture, dated as of August 15, 1992 (the "Indenture"), between the Company and The First National Bank of Chicago (the "Trustee").

         Attorneys under my supervision in the legal department of Florida Progress Corporation, the Company's parent, and I have participated in the preparation of a Registration Statement on Form S-3 relating to the New Notes (the "Registration Statement") that the Company intends to file with the Securities and Exchange Commission on or about April 16, 1996. In connection therewith, I have examined the Registration Statement, including all exhibits thereto, the Company's Amended Articles of Incorporation and Bylaws as amended to date, the resolutions adopted by the Company's Board of Directors on February 7, 1996 relating to the New Notes (the "Resolutions"), Order No. PSC-95-1530-FOF-EI of the Florida Public Service Commission that authorizes the Company to issue additional securities during 1996 and such other documents as I have deemed necessary for the purpose of rendering this opinion.

         The opinions expressed below are based on the following assumptions:

         (a) The issuance and sale of the New Notes will be carried out (i) on the basis set forth in the Registration Statement, (ii) in conformity with the Resolutions; (iii) in conformity with the appropriate authorizations, consents or exemptions under the securities or "blue sky" laws of the various States of the United States, and (iv) in conformity with the appropriate authorizations, consents or orders of the Florida Public Service Commission;



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Florida Power Corporation
April 16, 1996
Page Two



         (b) The Registration Statement will become effective;

         (c) The note certificate(s) representing each issue of New Notes will be duly executed and delivered by the proper officers of the Company and duly authenticated by the Trustee as provided in the Indenture and the Resolutions; and

         (d) The Company will have prepared and filed with the Securities and Exchange Commission a pricing supplement with respect to each issue of New Notes containing the terms of that issue, and each issue of New Notes will have been sold and delivered to the underwriters, dealers, agents or other purchasers thereof against payment therefor as contemplated by the applicable pricing supplement.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. Florida Power Corporation is a corporation duly organized and existing under the laws of the State of Florida.

         2. The New Notes, when properly authenticated and delivered against payment therefor in accordance with the foregoing assumptions, will be legally issued, valid and binding obligations of the Company.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the headings "Legal Matters" and "Experts" therein.

                                              Very truly yours,

                                              /s/ Kenneth E. Armstrong

                                              Kenneth E. Armstrong
                                              Vice President, General Counsel
                                              and Secretary


I:\POWER.MTN\OpinEx5.96




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